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Baxter International Inc. and Subsidiaries

         Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                    (unaudited - in millions, except ratios)

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Years ended December 31,                          1998    1998     1997    1997     1996    1995    1995    1994
                                                           (C)              (C)                     (C)
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
Income from continuing operations
         before income taxes (A)                 $ 549   $  974   $ 523   $  875   $ 793   $ 524   $ 741   $ 559
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Fixed charges
         Interest costs                            198      198     206      206     133     117     117     120
         Estimated interest in rentals (B)          29       29      29       29      27      29      29      31
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Fixed charges as defined                           227      227     235      235     160     146     146     151
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Adjustments to income
         Interest costs capitalized                 (5)      (5)     (8)      (8)     (3)     (3)     (3)     (2)
         Losses of less than majority owned
           affiliates, net of dividends              0        0       0        0       8      10      10      18
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         Income as adjusted                      $ 771   $1,196   $ 750   $1,102   $ 958   $ 677   $ 894   $ 726
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Ratio of earnings to fixed charges                3.40     5.27    3.19     4.69    5.99    4.64    6.12    4.80
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
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Six months ended June 30,                                                                                 1999
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
Income before income taxes and cumulative
         effect of accounting change (A)                                                                   $ 516
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Fixed charges
         Interest costs                                                                                       80
         Estimated interest in rentals (B)                                                                    15
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Fixed charges as defined                                                                                      95
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Adjustments to income
         Interest costs capitalized                                                                           (4)
         Losses of less than majority owned
           affiliates, net of dividends                                                                       (1)
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         Income as adjusted                                                                                $ 606
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Ratio of earnings to fixed charges                                                                          6.38
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(A)  Historical amounts do not reflect the cardiovascular business as a discontinued operation.  Refer to Note 2 to the Condensed Consolidated
     Financial Statements for further information.

(B)  Represents the estimated interest portion of rents.

(C) Included in this exhibit are supplemental presentations of the ratio of earnings to fixed charges which exclude the following significant unusual charges:

     1998: $116 million in-process research and development charge, $178 million net litigation charge, $131 million exit and reorganization cost charge.
     1997:  $352 million in-process research and development charge.
     1995: $103 million exit and other reorganization costs charge, $96 million net litigation charge and $18 million in-process research and development charge.